Code of Business
Conduct and Ethics

To All PartnerRe Employees:

Dear Colleagues,
As we continue to make great progress towards our 2020 vision, it is good to remind ourselves of some of the fundamentals of our success, and in particular, of our values of trust, responsibility, openness and initiative. These values set the foundation for PartnerRe as an organization that is committed to integrity and openness; one that continues to build on its strengths and where employees feel pride and ambition in their work.
It is up to each one of us to live these values by transforming them from just words into meaningful actions that shape our culture and our reputation, and the way in which our clients, brokers, future employees and our own communities perceive us. I therefore invite you to take the time to read the Code of Conduct, to think about what our values mean to you and how you can apply them in your everyday work.
I also expect you to have the courage to speak up if you witness any infringements of the Code of Conduct. You can find out how to identify and report a violation by reading PartnerRe’s Whistleblowing Procedure, which can be found together with the Reporting Hotline and the Code of Conduct, on the home page of Relink.
If you have any questions or concerns relating to ethics at PartnerRe or how to report a violation, please contact a member of the Legal team.
Thank you for your support,
Emmanuel Clarke
CEO and President
PartnerRe Ltd.

Our PartnerRe Vision    4
Our Core Purpose
Our Strategy
Our Values

Code of Business Conduct and Ethics5
Governance6
Work Environment 6
Reporting Violations7
Conflicts of Interest8
Legal and Regulatory Integrity 10
Financial and Non-Financial Integrity10
Insider Trading10
Sanctions and Anti-Money Laundering11
Anti-Trust and Fair Dealing11
Bribery and Corruption12
Fraud13
Protection and Proper Use of PartnerRe Resources14
Corporate Opportunities and Resources14
Electronic Communications15
Confidentiality 15

Our vision
Our vision is to be the best reinsurance partner to our clients and brokers.

Our Core Purpose
We help insurance companies succeed by making risk manageable for our clients. We combine technical expertise and strong relationships to help fuel their success and their peace of mind.

Our Strategy
We complement our technical capabilities with a client focused approach, to develop successful partnerships with our clients.

We create value through:

▪	Sourcing diversified and profitable risks by being the go-to reinsurer for our clients and brokers

▪	Executing intelligent and responsible underwriting

▪	Managing risk and capital for strength and flexibility

▪	Maintaining an efficient, effective platform

▪	Attracting, retaining and developing talent

Our Values
Trust

▪	Ethics first, every time

▪	Partnership in words and actions

▪	Committed to earning client trust every day
Responsibilities

▪	Passionate about results for our business and clients

▪	Acting like owners – always accountable for our actions

▪	Mindful, multicultural citizens of the world
Openness

▪	Transparency in the face of complexity

▪	Collaboration over competition

▪	Speaking up and standing out
Initiative

▪	Proactive solutions, not reactive repairs

▪	Empowering people to seize opportunities every day

▪	Extraordinary acts, both big and small

Code of Business
Conduct and Ethics

This Code of Business Conduct and Ethics (the “Code of Conduct”) applies to all PartnerRe

Group PartnerRe Group includes PartnerRe Ltd. and all direct and indirect subsidiaries and branches thereof (“PartnerRe” or the “Company”) directors and employees (referred to herein as “Employee(s)”). References to “Employee(s)” also include any third party connected to PartnerRe who is notified that the Code of Conduct applies to them.

PartnerRe’s reputation is critical to the success of its business and organization and comes from the everyday actions of Employees when dealing with clients, suppliers, regulators, competitors and fellow Employees. Consistent and sound business practices contribute to building a reputation that creates value and a sustainable competitive advantage.

We are committed to a culture of trust and responsibility; therefore, the highest level of ethical conduct should be reflected in all of our business activities.

At PartnerRe we have common values that apply to the entire organization and that underpin our business activities and behavior.

This Code of Conduct is designed to provide a high-level overview of these core values in practice. It is supplemented by additional policies and guidelines that fully explain the application of these values. Employees are required to read, understand, accept and apply the values contained in the Code of Conduct and in all other policies and guidelines applicable to them, in their everyday work and behavior.

It is not possible for the Code of Conduct to cover every possible situation that may arise; therefore, in the case of doubt, there is one simple question to ask: “If the act or omission were made public, would PartnerRe’s reputation be questioned or damaged?”

If a situation seems questionable with respect to the application of the principles outlined in this Code of Conduct, Employees are encouraged to seek guidance from their Manager, Human Resources Manager, Corporate Audit, Legal Department or Executive Management.

Governance
The Code of Conduct is approved by the Audit Committee of PartnerRe Ltd. which is made up entirely of independent directors.
Any specific waiver of the provisions of this Code of Conduct or material amendment requires the approval of the Audit Committee.
Any violation of the Code of Conduct will result in appropriate disciplinary measures, up to and including dismissal. Criminal misconduct may be referred to the appropriate legal authorities.
If a principle in this Code of Conduct infringes the law, the law shall prevail. If a local custom or policy conflicts with this Code of Conduct, the Code of Conduct shall prevail. Any questions in connection with conflicts should be addressed to the Legal Department.

Q
If I comply with local laws and regulations, will this ensure my compliance with the Code of Conduct?
A
Not necessarily. Our Code of Conduct may impose standards that are more rigorous than those imposed by local laws and regulations. In these situations, and provided that the Code of Conduct does not conflict with laws and regulations, you should make sure that you comply with the Code of Conduct.

Work Environment
PartnerRe strives to provide each Employee with a healthy and safe work environment. It is the responsibility of each Employee to maintain this healthy and safe workplace by following environmental, health and safety rules and practices and by reporting accidents, injuries and unsafe equipment, practices or conditions.
We expect our work environment to be free from all forms of discrimination, harassment or intimidation and will therefore not tolerate any prejudice, whether based on race, color, age, religion, gender, sexual orientation, national origin or otherwise.
All Employees are expected to perform their duties in a safe manner, free from the influence of alcohol, illegal drugs or other controlled substances (except for prescription medication for medical treatment). The use of illegal drugs in the workplace will not be tolerated.
Although alcohol may be consumed at work-related events when the local custom and occasion make it appropriate to do so, it is the responsibility of each Employee to consume no more than moderate amounts and to ensure that his/her performance, judgment and behavior are unimpaired.
PartnerRe encourages direct and open communication among and between Employees and management. Employees are free to discuss issues with their Managers without fear of reprisal or the need for third-party representation. Any form of retaliation will result in appropriate disciplinary measures.

Reporting Violations
Whistleblowing Procedure
An Employee who becomes aware of any activity that appears to violate any applicable state, federal, local or national laws, rules, regulations applicable to PartnerRe (the “Regulations”) or provisions of this Code of Conduct or any other PartnerRe policy and guidelines, is expected to promptly report the possible violation. PartnerRe has a process that governs how Employees may openly, confidentially or anonymously report an actual or potential violation without fear of retaliation. This process is described in the Whistleblowing Procedure The reporting process may differ subject to Employee location which can be accessed via the homepage of Relink.
Employees are encouraged to report an actual or potential violation firstly through the normal business channels i.e. (i) to their direct Manager or, if the employees do not feel that this is appropriate, (ii) to the Human Resources, the Corporate Audit department, the Legal department, or to any member of the Executive Committee.
If an Employee, for any reason, is uncomfortable with making a report through the above channels or if the responses that he/she has received are not satisfactory, the Employee may report the Violation anonymously by using the “Reporting Hotline” button located on the home page of Relink (the “Hotline”). All reports made through the Hotline are sent directly to the Chairman of the Audit Committee.

Q
I am concerned that someone may have breached the Regulations or the Code of Conduct, but I am not really sure. What should I do?
A
Even in circumstances where you are unsure but have questions or concerns, we encourage you to report the perceived breach of the Regulations or the Code of Conduct. In order to facilitate the reporting of employee concerns, we have established a Whistleblowing Procedure, which provides certain mechanisms for Employees to submit concerns in good faith. There are no repercussions for any Employee with respect to good faith reporting of complaints or questions. Retaliation of any type against an Employee who reports a violation or potential violation in good faith will not be tolerated and is prohibited by principles outlined in the Code of Conduct. Anyone who attempts to retaliate against an Employee for reporting a Violation or potential violation will face discipline, which may include termination.

Conflicts of Interest
PartnerRe is committed to an environment free from conflicts of interest. A conflict of interest occurs when the private interests of an Employee or the private interests of his/her Immediate Family Member For the purposes of this Code of Conduct, Immediate Family Member includes an Employee’s relatives or partner sharing their household interfere, or appear to interfere, with the interests of PartnerRe.
Employees should discuss any circumstance that creates a real or potential conflict of interest with their Manager and, where applicable report it to the Legal department. For Employees, all decisions regarding the Company’s interests must be based solely on what is best for the Company and must not be improperly influenced by personal interests. Employees shall not divulge or personally benefit from any information about the Company or its clients that is not available to the public.
Employees shall not accept commissions, gifts, gratuities, credit, loans or favors of any kind (“Special Treatment”) from any person, firm or corporation doing business or seeking to do business with the Company under circumstances from which it could be reasonably inferred that the Special Treatment could interfere or appear to interfere with the interests of the Company.
Employees must avoid all other employment and activities which involve obligations which may conflict with the interests of the Company.

Q
Every year one of our suppliers sends me a couple of bottles of wine in the festive season - can I accept them?
A
You have to decide if the gift is reasonable and appropriate in the circumstances. Gifts of a nominal value are acceptable, but you must be sure that such a gift will in no way influence your business judgment or could be perceived as favoring the giver. If you are unsure how to respond to a receipt of a gift, contact the Legal department.

Some examples of prohibited behavior that are considered to be or could be perceived as being conflicts of interest are listed below. Employees may not:
Accept any personal benefit (such as fees, commissions) from a person or business involved in any transaction with PartnerRe.
Accept gifts, discounts, services, transportation or any other form of services or goods or favors of value from contractors, vendors, brokers, agents, client companies or persons providing services/materials to PartnerRe other than of nominal value.
Offer favors, gifts or services other than those that are reasonable and appropriate for the individuals involved and supported by appropriate documentation and approvals.
Offer or accept cash (or cash equivalent), loans or guarantees (other than in an approved corporate capacity) in any amount to/from a supplier, client, potential supplier or potential client.
Arrange or facilitate certain business transactions between their Immediate Family Member and any client or supplier.
Have a financial interest in clients, suppliers, competitors or any enterprise that is known to have a business relationship with PartnerRe, except where the financial interest is less than 1% of a publicly traded company.
Borrow from or lend to clients, suppliers or fellow Employees except for normal banking transactions with financial institutions conducted on a commercial basis.
Any activity that an Employee is aware of that has similar characteristics to the above, or could be perceived to have similar characteristics, and any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest, requires disclosure to the Legal Department.

Entertainment
Accepting normal business entertainment, at which the giver is present, such as lunch, dinner, theater, a sporting event or other customary business entertainment, is appropriate if it is not frequent and is of a reasonable nature, in the course of a meeting or to foster better business relations. Sound judgment must always be used when deciding whether to attend any event, keeping in mind how your attendance may be viewed by others within and outside the organization.

Q
One of my clients has invited me to stay at his holiday home whenever I want - is this permitted under the Code of Conduct?
A
No. You may not accept any “favors of value” from a supplier, client, potential supplier, client or competitor, other than of nominal value.

Legal and Regulatory Integrity

PartnerRe operates in multiple jurisdictions around the world. PartnerRe and all of its Employees must comply fully with the Regulations of the cities, states and countries in which we operate. Although Employees are not expected to know the details of each of these Regulations, it is important to know enough to determine when to seek advice from the Legal Department or other appropriate persons.
Employees may under no circumstance knowingly mislead or misrepresent any PartnerRe information specifically but without limitation to auditors, regulators or any other official bodies.

Financial and Non-Financial Integrity
All financial transactions must be accurately and fairly recorded in a timely manner in accordance with applicable accounting standards and the policies and guidelines of PartnerRe. All periodic reports that PartnerRe is required to prepare and PartnerRe’s other public communications shall contain full, fair, accurate, timely and understandable disclosure.

Insider Trading
Guidelines: Trading
All Employees must comply with all applicable securities laws on the sale and purchase of any PartnerRe preference shares. All Employees are strictly prohibited from trading any securities, not just PartnerRe preference shares, while in possession of Material Non-Public Information (as defined in the Trading guidelines), including shares in EXOR N.V. Trading shares of EXOR N.V. is permitted but any Employee wishing to do so must first obtain approval from the Legal Department.

Sanctions and Anti-Money Laundering
Guidelines: Sanctions and Anti-Money Laundering
Jurisdictions in which PartnerRe operates often impose legal restrictions against doing business with certain designated countries, people and organizations (the “Applicable Sanctions”).
It is generally PROHIBITED to directly or indirectly engage in trade, financial or commercial transactions and other dealings (“Transaction(s)”):

 in a country subject to total embargo in accordance with Applicable Sanctions;
with or that would benefit individuals, entities and vessels that are the subject of Applicable Sanctions or that are owned or controlled by individuals and/or entities that are the subject of Applicable Sanctions; or
for activities prohibited by the Applicable Sanctions.
PartnerRe undertakes to take reasonable measures to detect and prevent money laundering Practice of disguising the origins of illegally-obtained money in order to create the impression that the funds were derived from a legitimate source. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism and related activities. PartnerRe and its Employees are prohibited from knowingly laundering money and shall be vigilant before engaging in a Transaction with a counterparty.
Employees are required to familiarize themselves and to comply with the instructions set forth in PartnerRe’s Sanctions and Anti-Money Laundering Guidelines and other supporting documents in order to detect and prevent money laundering, terrorism financing or transactions with prohibited countries, people and organizations.

Q
Where can I find a list of the designated countries that have restrictions in place that may prevent PartnerRe from doing business there?
A
A list of the designated countries can be found on Relink.

Anti-Trust and Fair Dealing
Guidelines: Anti-Trust
PartnerRe is committed to preserving free competition according to all anti-trust and competition laws and regulations applicable to the jurisdictions in which we conduct business.
Employees are required to compete independently, in an ethical manner and must endeavor to deal fairly with PartnerRe’s clients, suppliers, service providers, competitors and other Employees. No Employee should take unlawful advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

Q
Am I permitted to talk to our competitors about pricing trends as long as I don’t talk specifically about PartnerRe pricing or our competitors’ products?
A
General discussions on publicly known industry trends may be permitted. You must however be mindful of how these discussions may be perceived and how this information may be used by others. As a rule, you should always decline to discuss specific pricing and terms with competitors.
Bribery and Corruption
Guidelines: Anti-Bribery
PartnerRe is committed to fighting corruption, in compliance with applicable Regulations. Employees must not accept or offer, directly or indirectly, during the course of their duties, any benefit (including money, gifts or services) from or to public officials, politicians, political parties, or any other person or organization with a view to inducing them to do or not do something within the scope of, or facilitated by, their job or position.
Employees should also at all times be mindful of cultural and geographic differences in the different countries we operate in and disregard any local practice, rule or custom unless in line with the standards set forth in the Code of Conduct or required by local law. Any such situation should be referred to the Legal Department.

Fraud
Guidelines: Anti-Fraud
There is no tolerance of fraud involving any Employees or third party with a business association with PartnerRe. Many of the actions that are prohibited under this Code of Conduct may constitute fraudulent activity, including, but not limited to:
  Any dishonest or intentionally misleading act.
Misappropriation of funds, securities, supplies, or other PartnerRe assets.
Impropriety in the handling or reporting of money or financial transactions and statements.
Profiting as a result of being in possession of Material Non-Public Information relating to PartnerRe activities.
Disclosing confidential or proprietary information to outside parties.
Disclosing securities activities or acquisitions engaged in or contemplated by PartnerRe.
Accepting or seeking anything of material value from contractors, vendors, brokers, agents, client companies, MGAs/TPAs, or persons providing services/materials to PartnerRe.
Destruction, removal or inappropriate use of records and intellectual property (electronic or physical), furniture, fixtures or equipment.

Recording of fictitious journal entries or similar adjustments.
Intentionally biasing assumptions and judgments used to estimate certain account balances such as loss reserves.
Entering into transactions that are outside PartnerRe’s normal or approved course of business and lacking in economic substance.
Any similar or related irregularity.

Q
Should I report a suspicion of fraud even if I don’t have any proof?
A
If you report a breach of the Regulations or the Code of Conduct, you should be as specific as possible about the possible violation you have witnessed and provide as much detailed information as you can to help facilitate an investigation. Even if you don’t have evidence, you should still report suspected fraudulent behavior.

Protection and Proper Use
of PartnerRe Resources
Guidelines: Information Technology,  Anti-Bribery
Employees have a responsibility to safeguard and make proper and efficient use of PartnerRe’s assets (both tangible and intangible) and systems (“PartnerRe Resources”).
Each Employee has an obligation to prevent PartnerRe Resources from being lost, damaged, misused, stolen, embezzled or destroyed.
PartnerRe Resources are intended to be used for legitimate business purposes. Limited personal use of PartnerRe Resources is permissible when such use does not lead to inappropriate expense, interfere with business operations or violate the Regulations, the Code of Conduct or any other PartnerRe policies or guidelines.

Corporate Opportunities
Employees have a duty to promote PartnerRe’s legitimate interests when the opportunity to do so arises and to use PartnerRe Resources exclusively for that purpose. Corporate opportunities must not be taken or used for personal gain.
Employees shall not take personal advantage of PartnerRe’s property, information or their position and shall not compete directly or indirectly with PartnerRe.

Q
One of my relatives is looking for a new insurer and has asked me to set up a meeting with one of our cedants. Is this acceptable under the Code of Conduct?
A
No. You may not arrange or facilitate any business transaction between any Immediate Family Members and any client or supplier.

In certain circumstances, it is acceptable to make recommendations to third parties in a personal capacity, provided that you are not involved in arranging or facilitating any meeting and you have no involvement with any relationship that may ensue.

Electronic Communications
Guidelines: Electronic Communications
PartnerRe provides information systems and computer networks to Employees. All information conveyed by any type of Electronic Communications (as defined in the Electronic Communications Guidelines) must be conducted lawfully, in an appropriate manner and, consequently, must be clear, concise and unambiguous and at all times respectful of other individuals.

Confidentiality
Guidelines: Data Privacy, Information Security, External Communications, Information Technology
Employees must maintain the confidentiality of all information entrusted to them and shall not use confidential information unless in possession of express and explicit authorization.  With respect to personal data, information must always be held in strict compliance of the applicable Regulations concerning the protection of personal data.
Any disclosure of confidential information must be either authorized internally or required by applicable Regulations or legal process.
Confidential information includes any type of non-public business or personal information with respect to PartnerRe, its Employees, clients, prospective clients, suppliers, shareholders and any other persons or entities with whom PartnerRe has a relationship and that have an expectation of confidentiality.
The obligation to preserve confidential information continues even after Employees leave PartnerRe.

Q
I meet after work with a number of friends who work for competitor organizations. How do I decide what is and isn’t confidential information?
A
You must use your own judgment, but be aware that confidential information is any non-public information. If in doubt, be cautious, and don’t discuss specific business issues.

This Code of Conduct is supplemented by various documents, which are referenced herein. Employees are required to read, understand, accept and apply the principles contained in the Code of Conduct and in all other documents applicable to them in their everyday work and behavior.

www.partnerre.com

Code of Business
Conduct and Ethics

This Code of Business Conduct and Ethics (the “Code of Conduct”) applies to all PartnerRe Group directors and employees (referred to herein as “Employee(s)”). References to “Employee(s)” also include any third party connected to PartnerRe who is notified that the Code of Conduct applies to them.

PartnerRe’s reputation is critical to the success of its business and organization and comes from the everyday actions of Employees when dealing with clients, suppliers, regulators, competitors and fellow Employees. Consistent and sound business practices contribute to building a reputation that creates value and a sustainable competitive advantage.

We are committed to a culture of trust and responsibility; therefore, the highest level of ethical conduct should be reflected in all of our business activities.

At PartnerRe we have common values that apply to the entire organization and that underpin our business activities and behavior.

This Code of Conduct is designed to provide a high-level overview of these core values in practice. It is supplemented by additional policies and guidelines that fully explain the application of these values. Employees are required to read, understand, accept and apply the values contained in the Code of Conduct and in all other policies and guidelines applicable to them, in their everyday work and behavior.

It is not possible for the Code of Conduct to cover every possible situation that may arise; therefore, in the case of doubt, there is one simple question to ask: “If the act or omission were made public, would PartnerRe’s reputation be questioned or damaged?”

If a situation seems questionable with respect to the application of the principles outlined in this Code of Conduct, Employees are encouraged to seek guidance from their Manager, Human Resources Manager, Corporate Audit, Legal Department or Executive Management.

Governance
The Code of Conduct is approved by the Audit Committee of PartnerRe Ltd. which is made up entirely of independent directors.
Any specific waiver of the provisions of this Code of Conduct or material amendment requires the approval of the Audit Committee.
Any violation of the Code of Conduct will result in appropriate disciplinary measures, up to and including dismissal. Criminal misconduct may be referred to the appropriate legal authorities.
If a principle in this Code of Conduct infringes the law, the law shall prevail. If a local custom or policy conflicts with this Code of Conduct, the Code of Conduct shall prevail. Any questions in connection with conflicts should be addressed to the Legal Department.

Q
If I comply with local laws and regulations, will this ensure my compliance with the Code of Conduct?
A
Not necessarily. Our Code of Conduct may impose standards that are more rigorous than those imposed by local laws and regulations. In these situations, and provided that the Code of Conduct does not conflict with laws and regulations, you should make sure that you comply with the Code of Conduct.

Work Environment
PartnerRe strives to provide each Employee with a healthy and safe work environment. It is the responsibility of each Employee to maintain this healthy and safe workplace by following environmental, health and safety rules and practices and by reporting accidents, injuries and unsafe equipment, practices or conditions.
We expect our work environment to be free from all forms of discrimination, harassment or intimidation and will therefore not tolerate any prejudice, whether based on race, color, age, religion, gender, sexual orientation, national origin or otherwise.
All Employees are expected to perform their duties in a safe manner, free from the influence of alcohol, illegal drugs or other controlled substances (except for prescription medication for medical treatment). The use of illegal drugs in the workplace will not be tolerated.
Although alcohol may be consumed at work-related events when the local custom and occasion make it appropriate to do so, it is the responsibility of each Employee to consume no more than moderate amounts and to ensure that his/her performance, judgment and behavior are unimpaired.
PartnerRe encourages direct and open communication among and between Employees and management. Employees are free to discuss issues with their Managers without fear of reprisal or the need for third-party representation. Any form of retaliation will result in appropriate disciplinary measures.

Reporting Violations
Whistleblowing Procedure
An Employee who becomes aware of any activity that appears to violate any applicable state, federal, local or national laws, rules, regulations applicable to PartnerRe (the “Regulations”) or provisions of this Code of Conduct or any other PartnerRe policy and guidelines, is expected to promptly report the possible violation. PartnerRe has a process that governs how Employees may openly, confidentially or anonymously report an actual or potential violation without fear of retaliation. This process is described in the Whistleblowing Procedure which can be accessed via the homepage of Relink.
Employees are encouraged to report an actual or potential violation firstly through the normal business channels i.e. (i) to their direct Manager or, if the employees do not feel that this is appropriate, (ii) to the Human Resources, the Corporate Audit department, the Legal department, or to any member of the Executive Committee.
If an Employee, for any reason, is uncomfortable with making a report through the above channels or if the responses that he/she has received are not satisfactory, the Employee may report the Violation anonymously by using the “Reporting Hotline” button located on the home page of Relink (the “Hotline”). All reports made through the Hotline are sent directly to the Chairman of the Audit Committee.

Q
I am concerned that someone may have breached the Regulations or the Code of Conduct, but I am not really sure. What should I do?
A
Even in circumstances where you are unsure but have questions or concerns, we encourage you to report the perceived breach of the Regulations or the Code of Conduct. In order to facilitate the reporting of employee concerns, we have established a Whistleblowing Procedure, which provides certain mechanisms for Employees to submit concerns in good faith. There are no repercussions for any Employee with respect to good faith reporting of complaints or questions. Retaliation of any type against an Employee who reports a violation or potential violation in good faith will not be tolerated and is prohibited by principles outlined in the Code of Conduct. Anyone who attempts to retaliate against an Employee for reporting a Violation or potential violation will face discipline, which may include termination.
Conflicts of Interest
PartnerRe is committed to an environment free from conflicts of interest. A conflict of interest occurs when the private interests of an Employee or the private interests of his/her Immediate Family Member interfere, or appear to interfere, with the interests of PartnerRe.
Employees should discuss any circumstance that creates a real or potential conflict of interest with their Manager and, where applicable report it to the Legal department. For Employees, all decisions regarding the Company’s interests must be based solely on what is best for the Company and must not be improperly influenced by personal interests. Employees shall not divulge or personally benefit from any information about the Company or its clients that is not available to the public.
Employees shall not accept commissions, gifts, gratuities, credit, loans or favors of any kind (“Special Treatment”) from any person, firm or corporation doing business or seeking to do business with the Company under circumstances from which it could be reasonably inferred that the Special Treatment could interfere or appear to interfere with the interests of the Company.
Employees must avoid all other employment and activities which involve obligations which may conflict with the interests of the Company.

Q
Every year one of our suppliers sends me a couple of bottles of wine in the festive season – can I accept them?
A
You have to decide if the gift is reasonable and appropriate in the circumstances. Gifts of a nominal value are acceptable, but you must be sure that such a gift will in no way influence your business judgment or could be perceived as favoring the giver. If you are unsure how to respond to a receipt of a gift, contact the Legal department.

Some examples of prohibited behavior that are considered to be or could be perceived as being conflicts of interest are listed below. Employees may not:
•    Accept any personal benefit (such as fees, commissions) from a person or business involved in any transaction with PartnerRe.
•    Accept gifts, discounts, services, transportation or any other form of services or goods or favors of value from contractors, vendors, brokers, agents, client companies or persons providing services/materials to PartnerRe other than of nominal value.
•    Offer favors, gifts or services other than those that are reasonable and appropriate for the individuals involved and supported by appropriate documentation and approvals.
•    Offer or accept cash (or cash equivalent), loans or guarantees (other than in an approved corporate capacity) in any amount to/from a supplier, client, potential supplier or potential client.
•    Arrange or facilitate certain business transactions between their Immediate Family Member and any client or supplier.
•    Have a financial interest in clients, suppliers, competitors or any enterprise that is known to have a business relationship with PartnerRe, except where the financial interest is less than 1% of a publicly traded company.
•    Borrow from or lend to clients, suppliers or fellow Employees except for normal banking transactions with financial institutions conducted on a commercial basis.
Any activity that an Employee is aware of that has similar characteristics to the above, or could be perceived to have similar characteristics, and any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest, requires disclosure to the Legal Department.

Entertainment
Accepting normal business entertainment, at which the giver is present, such as lunch, dinner, theater, a sporting event or other customary business entertainment, is appropriate if it is not frequent and is of a reasonable nature, in the course of a meeting or to foster better business relations. Sound judgment must always be used when deciding whether to attend any event, keeping in mind how your attendance may be viewed by others within and outside the organization.

Q
One of my clients has invited me to stay at his holiday home whenever I want – is this permitted under the Code of Conduct?
A
No. You may not accept any “favors of value” from a supplier, client, potential supplier, client or competitor, other than of nominal value.

Legal and Regulatory Integrity
PartnerRe operates in multiple jurisdictions around the world. PartnerRe and all of its Employees must comply fully with the Regulations of the cities, states and countries in which we operate. Although Employees are not expected to know the details of each of these Regulations, it is important to know enough to determine when to seek advice from the Legal Department or other appropriate persons.
Employees may under no circumstance knowingly mislead or misrepresent any PartnerRe information specifically but without limitation to auditors, regulators or any other official bodies.

Financial and Non-Financial Integrity
All financial transactions must be accurately and fairly recorded in a timely manner in accordance with applicable accounting standards and the policies and guidelines of PartnerRe. All periodic reports that PartnerRe is required to prepare and PartnerRe’s other public communications shall contain full, fair, accurate, timely and understandable disclosure.

Insider Trading
Guidelines: Trading
All Employees must comply with all applicable securities laws on the sale and purchase of any PartnerRe preference shares. All Employees are strictly prohibited from trading any securities, not just PartnerRe preference shares, while in possession of Material Non-Public Information (as defined in the Trading guidelines), including shares in EXOR N.V. Trading shares of EXOR N.V. is permitted but any Employee wishing to do so must first obtain approval from the Legal Department.

Sanctions and Anti-Money Laundering
Guidelines: Sanctions and Anti-Money Laundering
Jurisdictions in which PartnerRe operates often impose legal restrictions against doing business with certain designated countries, people and organizations (the “Applicable Sanctions”).
It is generally PROHIBITED to directly or indirectly engage in trade, financial or commercial transactions and other dealings (“Transaction(s)”):
• in a country subject to total embargo in accordance with Applicable Sanctions;
• with or that would benefit individuals, entities and vessels that are the subject of Applicable Sanctions or that are owned or controlled by individuals and/or entities that are the subject of Applicable Sanctions; or
• for activities prohibited by the Applicable Sanctions.
PartnerRe undertakes to take reasonable measures to detect and prevent money laundering and related activities. PartnerRe and its Employees are prohibited from knowingly laundering money and shall be vigilant before engaging in a Transaction with a counterparty.
Employees are required to familiarize themselves and to comply with the instructions set forth in PartnerRe’s Sanctions and Anti-Money Laundering Guidelines and other supporting documents in order to detect and prevent money laundering, terrorism financing or transactions with prohibited countries, people and organizations.

Q

Where can I find a list of the designated countries that have restrictions in place that may prevent PartnerRe from doing business there?
A

A list of the designated countries can be found on Relink.

Anti-Trust and Fair Dealing
Guidelines: Anti-Trust
PartnerRe is committed to preserving free competition according to all anti-trust and competition laws and regulations applicable to the jurisdictions in which we conduct business.
Employees are required to compete independently, in an ethical manner and must endeavor to deal fairly with PartnerRe’s clients, suppliers, service providers, competitors and other Employees. No Employee should take unlawful advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

Q

Am I permitted to talk to our competitors about pricing trends as long as I don’t talk specifically about PartnerRe pricing or our competitors’ products?
A

General discussions on publicly known industry trends may be permitted. You must however be mindful of how these discussions may be perceived and how this information may be used by others. As a rule, you should always decline to discuss specific pricing and terms with competitors.
Bribery and Corruption
Guidelines: Anti-Bribery
PartnerRe is committed to fighting corruption, in compliance with applicable Regulations. Employees must not accept or offer, directly or indirectly, during the course of their duties, any benefit (including money, gifts or services) from or to public officials, politicians, political parties, or any other person or organization with a view to inducing them to do or not do something within the scope of, or facilitated by, their job or position.
Employees should also at all times be mindful of cultural and geographic differences in the different countries we operate in and disregard any local practice, rule or custom unless in line with the standards set forth in the Code of Conduct or required by local law. Any such situation should be referred to the Legal Department.

Fraud
Guidelines: Anti-Fraud
There is no tolerance of fraud involving any Employees or third party with a business association with PartnerRe. Many of the actions that are prohibited under this Code of Conduct may constitute fraudulent activity, including, but not limited to:
•  Any dishonest or intentionally misleading act.
•    Misappropriation of funds, securities, supplies, or other PartnerRe assets.
•    Impropriety in the handling or reporting of money or financial transactions and statements.
•    Profiting as a result of being in possession of Material Non-Public Information relating to PartnerRe activities.
•    Disclosing confidential or proprietary information to outside parties.
•    Disclosing securities activities or acquisitions engaged in or contemplated by PartnerRe.
•    Accepting or seeking anything of material value from contractors, vendors, brokers, agents, client companies, MGAs/TPAs, or persons providing services/materials to PartnerRe.
•    Destruction, removal or inappropriate use of records and intellectual property (electronic or physical), furniture, fixtures or equipment.
•    Recording of fictitious journal entries or similar adjustments.
•    Intentionally biasing assumptions and judgments used to estimate certain account balances such as loss reserves.
•    Entering into transactions that are outside PartnerRe’s normal or approved course of business and lacking in economic substance.
•    Any similar or related irregularity.

Q

Should I report a suspicion of fraud even if I don’t have any proof?
A

If you report a breach of the Regulations or the Code of Conduct, you should be as specific as possible about the possible violation you have witnessed and provide as much detailed information as you can to help facilitate an investigation. Even if you don’t have evidence, you should still report suspected fraudulent behavior.

Protection and Proper Use
of PartnerRe Resources
Guidelines: Information Technology,  Anti-Bribery
Employees have a responsibility to safeguard and make proper and efficient use of PartnerRe’s assets (both tangible and intangible) and systems (“PartnerRe Resources”).
Each Employee has an obligation to prevent PartnerRe Resources from being lost, damaged, misused, stolen, embezzled or destroyed.
PartnerRe Resources are intended to be used for legitimate business purposes. Limited personal use of PartnerRe Resources is permissible when such use does not lead to inappropriate expense, interfere with business operations or violate the Regulations, the Code of Conduct or any other PartnerRe policies or guidelines.

Corporate Opportunities
Employees have a duty to promote PartnerRe’s legitimate interests when the opportunity to do so arises and to use PartnerRe Resources exclusively for that purpose. Corporate opportunities must not be taken or used for personal gain.
Employees shall not take personal advantage of PartnerRe’s property, information or their position and shall not compete directly or indirectly with PartnerRe.

Q
One of my relatives is looking for a new insurer and has asked me to set up a meeting with one of our cedants. Is this acceptable under the Code of Conduct?
A
No. You may not arrange or facilitate any business transaction between any Immediate Family Members and any client or supplier.

In certain circumstances, it is acceptable to make recommendations to third parties in a personal capacity, provided that you are not involved in arranging or facilitating any meeting and you have no involvement with any relationship that may ensue.

Electronic Communications
Guidelines: Electronic Communications
PartnerRe provides information systems and computer networks to Employees. All information conveyed by any type of Electronic Communications (as defined in the Electronic Communications Guidelines) must be conducted lawfully, in an appropriate manner and, consequently, must be clear, concise and unambiguous and at all times respectful of other individuals.

Confidentiality
Guidelines: Data Privacy, Information Security, External Communications, Information Technology
Employees must maintain the confidentiality of all information entrusted to them and shall not use confidential information unless in possession of express and explicit authorization.  With respect to personal data, information must always be held in strict compliance of the applicable Regulations concerning the protection of personal data.
Any disclosure of confidential information must be either authorized internally or required by applicable Regulations or legal process.
Confidential information includes any type of non-public business or personal information with respect to PartnerRe, its Employees, clients, prospective clients, suppliers, shareholders and any other persons or entities with whom PartnerRe has a relationship and that have an expectation of confidentiality.
The obligation to preserve confidential information continues even after Employees leave PartnerRe.

Q
I meet after work with a number of friends who work for competitor organizations. How do I decide what is and isn’t confidential information?
A
You must use your own judgment, but be aware that confidential information is any non-public information. If in doubt, be cautious, and don’t discuss specific business issues.

This Code of Conduct is supplemented by various documents, which are referenced herein. Employees are required to read, understand, accept and apply the principles contained in the Code of Conduct and in all other documents applicable to them in their everyday work and behavior.

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